CERTIFICATE OF AMENDMENT
                         TO ARTICLES OF INCORPORATION OF
                                 ZSOLUTION INC.,
                              a Nevada corporation

         Pursuant to the provisions of the Nevada Revised Statutes, zSolution Inc., a Nevada corporation, adopts the following amendment to its Articles of Incorporation.

         1. The undersigned hereby certify that on the 20th day of September, 2001, acting by written consent without a meeting, in accordance with the provisions of section 78.315 of the Nevada General Corporation Law and Article
3.11 of the Bylaws of this Corporation approved, consented to, affirmed, and adopted the following resolution:

         BE IT RESOLVED, that the Secretary of the corporation is hereby ordered and directed to obtain at least a majority of the voting power of the outstanding stock of the corporation for the following purpose:

         To amend Article I of the corporation's Articles of Incorporation to provide that the name of the corporation shall be changed from zSolution Inc. to Zowcom, Inc.
         ------------

         2. Pursuant to the provisions of the Nevada Revised Statutes, a majority of zSolution Inc.'s shares entitled to vote, voted in favor of the adoption of the Amendment to Article I of the Articles of Incorporation as follows:

         FIRST. The name of this corporation is Zowcom, Inc.
                                                ------------

         In witness whereof, the undersigned being the President and Secretary of zSolution Inc., a Nevada corporation, hereunto affixes his signatures this 20th day of September, 2001.

                                 zSolution Inc.


                                             By:   /s/ Dan Spaulding
                                                   ------------------------
                                                   Dan Spaulding, President


                                             By:   /s/ Marc Seely
                                                   ------------------------
                                                   Marc Seely, Secretary